SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K


                                 Current Report




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 1997
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                               RYDER SYSTEM, INC.
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             (Exact name of registrant as specified in its charter)


        FLORIDA                       1-4364                59-0739250
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(State or other jurisdiction        (Commission            (IRS Employer
        of Incorporation)            File Number)           Identification No.)


3600 N. W. 82ND AVENUE, MIAMI, FLORIDA                                33166
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(Address of Principal Executive Offices)                            (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (305) 500-3726
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

Item 2. Acquisition or Disposition of Assets.

        On September 30, 1997, Ryder System, Inc. (the "Company") completed the sale of its automotive carrier services segment to Allied Holdings, Inc. ("Allied"). The preliminary purchase price of $111.3 million was based on a stated premium over the net book value of the businesses sold as of August 31, 1997 and will be adjusted to an amount equal to the final audited net book value of those businesses as of September 30, 1997, plus the premium. The preliminary purchase price was determined by negotiations between the Company and Allied and was paid in cash at the closing. The Company will record an after-tax gain on the sale of $3.2 million, or $0.04 per share, in the third quarter of 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements and Pro Forma Financial Information

                  (1) Ryder System, Inc. and Subsidiaries Introduction to Unaudited Pro Forma Consolidated Condensed Financial Information.

                  (2) Ryder System, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the Six Months Ended June 30, 1997.

                  (3) Ryder System, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the Year Ended December 31, 1996.

                  (4) Ryder System, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Condensed Balance Sheet at June 30, 1997.

                  (5) Notes to Ryder System, Inc. and Subsidiaries Unaudited Pro Forma Consolidated Condensed Financial Information.

            (b)   Exhibits

                  99.1 Press Release issued by the Company on September 30,
                       1997.

                  99.2 Acquisition Agreement among Allied Holdings, Inc., A H
                       Acquisition Corp., Canadian Acquisition Corp., and Axis National Incorporated and Ryder System, Inc., dated as of August 20, 1997.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
      INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                                   INFORMATION

The unaudited pro forma consolidated condensed financial information presents the historical and pro forma financial position and results of operations of Ryder System, Inc. and subsidiaries, assuming that the consumer truck rental business unit (which was sold on October 17, 1996) and the automotive carrier services segment had both been sold on January 1, 1996 (the beginning of the period) for statements of earnings data. The automotive carrier services segment was assumed to be sold on June 30, 1997 for balance sheet purposes. The historical financial information for the year ended December 31, 1996 has been derived from the audited consolidated financial statements of the Company. The historical financial information as of June 30, 1997 and for the six months then ended is unaudited but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information.

The unaudited pro forma consolidated condensed financial information should be read in conjunction with the historical financial information (financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations) included in the most recent annual report and Form 10-Q filed with the Commission, copies of which are available from the Company. The pro forma adjustments are based on available information and assumptions management believes to be reasonable. The pro forma information does not purport to represent what the Company's results would have been if the sales had occurred at the dates indicated, nor does it purport to project the results of the Company or its financial position for any future period.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                         Six Months Ended June 30, 1997
                    (In thousands, except per share amounts)

                                                          (NOTE 2)
                                                         PRO FORMA
                                          HISTORICAL    ADJUSTMENTS       PRO FORMA
-----------------------------------------------------------------------------------
REVENUE                                  $ 2,729,004      (301,016) (a)   2,427,988
-----------------------------------------------------------------------------------
Operating expense                          2,188,972      (270,510) (a)   1,918,462
Depreciation expense, net of gains           310,216       (19,068) (a)     291,148
Interest expense                              95,771           893  (a)      96,664
Miscellaneous income, net                     (7,246)          738  (a)      (6,508)
-----------------------------------------------------------------------------------
                                           2,587,713      (287,947)       2,299,766
-----------------------------------------------------------------------------------
Earnings before income taxes                 141,291       (13,069)         128,222
Provision for income taxes                    57,590        (5,147) (a)      52,443
-----------------------------------------------------------------------------------
Net earnings from continuing operations  $    83,701        (7,922)          75,779
===================================================================================
Earnings per common share from
  continuing operations                  $      1.07                           1.01
===================================================================================
Average common and common
  equivalent shares                           78,460        (3,122) (d)      75,338
===================================================================================

See accompanying notes to the unaudited pro forma consolidated condensed financial information.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                          Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                                     (NOTE 2)           (NOTE 3)
                                                                    PRO FORMA          PRO FORMA
                                                     HISTORICAL    ADJUSTMENTS        ADJUSTMENTS       PRO FORMA
-----------------------------------------------------------------------------------------------------------------
REVENUE                                            $  5,519,415      (569,224) (a)     (380,813) (h)    4,569,378
-----------------------------------------------------------------------------------------------------------------
Operating expense                                     4,641,528      (546,244) (a)     (266,009) (h)    3,829,275
Depreciation expense, net of gains                      713,344       (37,071) (a)      (76,757) (h)      599,516
Interest expense                                        206,607            29  (a)       (9,700) (i)      196,936
Miscellaneous income, net                               (24,441)        2,470  (a)       25,652  (h)
                                                                                         (8,300) (j)       (4,619)
-----------------------------------------------------------------------------------------------------------------
                                                      5,537,038      (580,816)         (335,114)        4,621,108
-----------------------------------------------------------------------------------------------------------------
Loss before income taxes, extraordinary loss,
  and cumulative effect of change in accounting         (17,623)       11,592           (45,699)          (51,730)
Provision for income taxes                               13,664          (271) (a)      (17,139) (h)
                                                                                         (1,000) (k)       (4,746)
-----------------------------------------------------------------------------------------------------------------
Loss from continuing operations before
  extraordinary loss and cumulative effect of
  change in accounting                             $    (31,287)       11,863           (27,560)          (46,984)
=================================================================================================================
Loss per common share from continuing
  operations before extraordinary loss and
  cumulative effect of change in accounting        $      (0.39)                                            (0.65)
=================================================================================================================
Average common and common
  equivalent shares                                      81,263        (3,122) (d)       (5,713) (l)       72,428
=================================================================================================================

See accompanying notes to the unaudited pro forma consolidated condensed financial information.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
                                 June 30, 1997
                                 (In thousands)

                                                               (NOTE 2)
                                                              PRO FORMA
                                               HISTORICAL    ADJUSTMENTS     PRO FORMA
--------------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                   $   117,798        (1,217) (b)
                                                               118,000  (c)
                                                              (112,200) (d)    122,381
 Receivables                                     593,033       (47,046) (b)    545,987
 Inventories                                      62,356        (1,982) (b)     60,374
 Tires in service                                166,461        (3,655) (b)    162,806
 Deferred income taxes                            36,994       (11,185) (b)     25,809
 Prepaid expenses and other current assets       127,263        (4,055) (b)
                                                                 2,694  (e)    125,902
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     Total current assets                      1,103,905       (60,646)      1,043,259
--------------------------------------------------------------------------------------
Revenue earning equipment                      3,262,555      (134,493) (b)  3,128,062
Operating property and equipment                 604,130       (24,629) (b)    579,501
Direct financing leases and other assets         373,857        (6,166) (b)    367,691
Intangible assets and deferred charges           298,735       (42,550) (b)    256,185
--------------------------------------------------------------------------------------
                                             $ 5,643,182      (268,484)      5,374,698
======================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt           $   368,010          (548) (b)    367,462
 Accounts payable                                319,558       (21,956) (b)    297,602
 Accrued expenses                                537,600       (68,190) (b)
                                                                 5,696  (e)    475,106
--------------------------------------------------------------------------------------
     Total current liabilities                 1,225,168       (84,998)      1,140,170
--------------------------------------------------------------------------------------
Long-term debt                                 2,130,614          (805) (b)  2,129,809
Other non-current liabilities                    453,378       (62,354) (b)
                                                                (3,173) (e)    387,851

Deferred income taxes                            697,413       (10,260) (b)    687,153
Shareholders' equity:
 Common stock of $0.50 par value per share
     (shares outstanding at June 30,
      1997 - historical, 77,312,272;             471,498      (112,200) (d)    359,298
      pro forma, 74,190,272)
 Retained earnings                               674,506         3,200  (f)    677,706
 Translation adjustment                           (9,395)        2,106  (g)     (7,289)
--------------------------------------------------------------------------------------
     Total shareholders' equity                1,136,609      (106,894)      1,029,715
--------------------------------------------------------------------------------------
                                             $ 5,643,182      (268,484)      5,374,698
======================================================================================

See accompanying notes to unaudited pro forma consolidated condensed financial information.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
                 NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                        CONDENSED FINANCIAL INFORMATION

Note 1 -

On September 30, 1997, the Company completed the sale of its automotive carrier services segment to Allied Holdings, Inc. The sales price was based upon a stated premium over net book value of the segment. The accompanying unaudited pro forma consolidated condensed balance sheet assumes the transaction occurred as of June 30, 1997 at a purchase price of $118.0 million, in cash, based on the net book value of the segment at that date.

The Company has announced its intention to use the proceeds from the sale to repurchase shares of its common stock. As such, the accompanying unaudited pro forma consolidated condensed statements of earnings for the six months ended June 30, 1997 and the year ended December 31, 1996 reflect the repurchase of approximately 3.1 million shares of common stock as of January 1, 1996. In addition, the unaudited pro forma consolidated condensed balance sheet as of June 30, 1997 reflects the use of the assumed cash proceeds from the sale of $112.2 million, net of direct transaction costs, to repurchase approximately 3.1 million shares of common stock at June 30, 1997. In both instances, the assumed repurchase of common stock was based on the September 30, 1997 closing common stock price of $35.94.

On October 17, 1996, the Company sold substantially all the assets and certain liabilities of its consumer truck rental business unit for $574.0 million in cash, resulting in a pretax gain of $25 million ($15.1 million after-tax). The accompanying unaudited pro forma consolidated condensed statement of earnings for the year ended December 31, 1996 assumes the use of cash proceeds from the sale to repurchase common stock, reduce debt and reduce the level of receivables sold, assuming the transaction had occurred as of January 1, 1996.

Note 2 -

The pro forma adjustments to the accompanying unaudited pro forma consolidated condensed financial information related to the sale of the automotive carrier services segment are described below:

(a) To remove the results of operations of the automotive carrier services segment, net of certain intercompany eliminations.

(b) To remove the assets and liabilities of the automotive carrier services segment.

(c) To reflect the cash proceeds from the sale of $118.0 million (assuming the sale took place at June 30, 1997, based on net book values at that date).

(d) To reflect the use of cash proceeds of $112.2 million, net of direct transaction costs, to repurchase 3.1 million shares of the Company's common stock.

(e) To reflect the accrual of direct transaction and employee severance costs, curtailment and settlement of certain employee benefit plan liabilities and tax benefits realized as a result of the sale.

(f) To reflect the estimated after-tax gain on the sale of $3.2 million (including a realized tax benefit of $8.5 million).

(g) To recognize the cumulative foreign currency translation adjustment related to the sold segment.

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
                 NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                  CONDENSED FINANCIAL INFORMATION - CONTINUED

Note 3 -

The pro forma adjustments to the accompanying unaudited pro forma consolidated condensed statement of earnings for the year ended December 31, 1996 related to the sale of the Company's consumer truck rental business unit are described below:

(h) To remove the results of operations of the consumer truck rental business unit, net of certain intercompany eliminations.

(i) To reduce interest expense due to the reduction of debt from cash flows generated from the sale.

(j) To increase miscellaneous income as a result of a reduction in the level of receivables sold (at a discount) due to cash being available from the sale (and assumed to be used in lieu of selling receivables).

(k) To reflect the income tax benefit associated with the pro forma adjustments to the statement of earnings.

(l) To reflect the use of proceeds from the sale of the consumer truck rental business unit to repurchase up to 6 million shares of common stock. The pro forma amount is net of actual shares repurchased during the period.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:    October 15, 1997





                                      RYDER SYSTEM, INC.


                                      By: /s/ EDWARD R. HENDERSON
                                          ----------------------------------
                                          Name:    Edward R. Henderson
                                          Title:   Assistant General Counsel
                                                    and Assistant Secretary

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

99.1           Press Release issued by the Company on September 30, 1997.

99.2 Acquisition Agreement among Allied Holdings, Inc., A H Acquisition Corp., Canadian Acquisition Corp., and Axis National Incorporated and Ryder System, Inc., dated as of August 20, 1997.